UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 10, 1997

                          IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   0-19612                  04-2834797
(State or other Jurisdiction   (Commission File     (IRS Employer Identification
     of Incorporation)              Number)                    Number)

                   180 Varick Street, New York, New York 10014
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 645-1405
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS

     On October 13, 1997, ImClone Systems Incorporated ("ImClone") and CombiChem Inc. ("CombiChem") announced a collaboration to discover and develop novel small molecules against selected targets for the treatment of cancer. In this joint effort, CombiChem will utilize its proprietary Discovery Engine(TM) to generate lead candidates, which ImClone will test against its biological assays to determine activity against key receptors and signaling molecules associated with cancer.

     ImClone will provide CombiChem with research funding for two years, milestone payments and royalties on marketed products. Additionally, ImClone made an equity investment in CombiChem. ImClone will have exclusive worldwide rights to develop and market products resulting from the collaboration. The companies will utilize CombiChem's Discovery Engine(TM) and proprietary Universal Informer Library(TM) to generate small molecules for screening in ImClone's assays for identification of lead candidates.

     Except for the historical information contained herein, the matters discussed herein include forward-looking statements. Actual results may differ materially from those predicted in such forward-looking statements due to the risks and uncertainties inherent in ImClone's business, including, without limitation, risks and uncertainties in obtaining and maintaining regulatory approval, market acceptance of and continuing demand for ImClone's products, the impact of competitive products and pricing, and ImClone's ability to obtain additional financing to support its operations and achieve its objectives.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        IMCLONE SYSTEMS INCORPORATED

Date: October 15, 1997                  By:/s/ John B. Landes
                                           John B. Landes
                                           Vice President,
                                           Business Development
                                           and General Counsel